                                                                    EXHIBIT 10.5

================================================================================




                      MASTER LOAN AND SECURITY AGREEMENT



                         _____________________________


                           Dated as of June 23, 1999

                        ______________________________



                            NC CAPITAL CORPORATION
                                  as Borrower



                                      and



                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                   as Lender




================================================================================

                               Table of Contents

                                                                                Page
                                                                                ----
SECTION 1   Definitions and Accounting Matters                                     1
     1.01   Certain Defined Terms                                                  1
     1.02   Accounting Terms and Determinations                                   14

SECTION 2   Advances, Note and Prepayments                                        14
     2.01   Advances                                                              14
     2.02   Notes                                                                 14
     2.03   Procedure for Borrowing                                               15
     2.04   Repayment of Advances; Interest                                       15
     2.05   Limitation on Types of Advances; Illegality                           16
     2.06   Determination of Borrowing Base; Mandatory Prepayments or Pledge      16
     2.07   Optional Prepayments                                                  17
     2.08   Requirements of Law                                                   17
     2.09   Purpose of Advances                                                   18
     2.10   Taxes                                                                 18
     2.11   Extension of Termination Date                                         20

SECTION 3   Payments; Computations; Etc                                           20
     3.01   Payments                                                              20
     3.02   Computations                                                          20
     3.03   Non-Utilization Fee                                                   20

SECTION 4   Collateral Security                                                   21
     4.01   Collateral; Security Interest                                         21
     4.02   Further Documentation                                                 22
     4.03   Changes in Locations, Name, etc                                       22
     4.04   Lender's Appointment as Attorney-in-Fact                              22
     4.05   Performance by Lender of Borrower's Obligations                       23
     4.06   Proceeds                                                              23
     4.07   Remedies                                                              24
     4.08   Limitation on Duties Regarding Presentation of Collateral             24
     4.09   Powers Coupled with an Interest                                       24
     4.10   Release of Security Interest                                          25

SECTION 5   Conditions Precedent                                                  25
     5.01   Initial Advance                                                       25
     5.02   Initial and Subsequent Advances                                       27

SECTION 6   Representations and Warranties                                        29
     6.01   Financial Condition                                                   29
     6.02   No Change                                                             29
     6.03   Corporate Existence; Compliance with Law                              29
     6.04   Corporate Power; Authorization; Enforceable Obligations               29
     6.05   No Legal Bar                                                          30
     6.06   No Material Litigation                                                30
     6.07   No Default                                                            30

    6.08    Collateral; Collateral Security                                           30
    6.09    Chief Executive Office                                                    31
    6.10    Location of Books and Records                                             31
    6.11    No Burdensome Restrictions                                                31
    6.12    Taxes                                                                     31
    6.13    Margin Regulations                                                        31
    6.14    Investment Company Act; Other Regulations                                 31
    6.15    Subsidiaries                                                              31
    6.16    Origination and Acquisition of Mortgage Loans                             31
    6.17    No Adverse Selection                                                      32
    6.18    Loan Party Solvent; Fraudulent Conveyance                                 32
    6.19    ERISA                                                                     32
    6.20    True and Complete Disclosure                                              32
    6.21    Relevant States                                                           32
    6.22    True Sales                                                                32
    6.23    No Breach                                                                 33
    6.24    Tangible Net Worth; Liquidity                                             33
    6.25    Reserved                                                                  33
    6.26    Year 2000 Compliance                                                      33

SECTION 7   Covenants of the Borrower                                                 33
     7.01   Financial Statements                                                      33
     7.02   Existence, Etc                                                            34
     7.03   Maintenance of Property; Insurance                                        35
     7.04   Notices                                                                   35
     7.05   Other Information                                                         35
     7.06   Further Identification of Collateral                                      35
     7.07   Mortgage Loan Determined to be Defective                                  36
     7.08   Monthly Reporting                                                         36
     7.09   Financial Condition Covenants                                             36
     7.10   Borrowing Base Deficiency                                                 36
     7.11   Prohibition on Fundamental Changes                                        36
     7.12   Limitation on Liens on Collateral                                         37
     7.13   Limitation on Sale or Other Disposition of Collateral                     37
     7.14   Limitation on Transactions with Affiliates                                37
     7.15   Underwriting Guidelines                                                   38
     7.16   Limitations on Modifications, Waivers and Extensions of Mortgage Loans    38
     7.17   Servicing                                                                 38
     7.18   Limitation on Distributions                                               38
     7.19   Use of Proceeds                                                           38
     7.20   Restricted Payments                                                       38
     7.21   Year 2000 Compliance                                                      38
     7.22   Certificate of a Responsible Officer                                      38

SECTION 8   Events of Default                                                         39

SECTION 9   Remedies Upon Default                                                     41

SECTION 10  No Duty of Lender                                                         42

SECTION 11   Miscellaneous                                                42
     11.01   Waiver                                                       42
     11.02   Notices                                                      42
     11.03   Indemnification and Expenses                                 42
     11.04   Amendments                                                   43
     11.05   Successors and Assigns                                       43
     11.06   Survival                                                     43
     11.07   Captions                                                     44
     11.08   Counterparts                                                 44
     11.09   GOVERNING LAW; ETC                                           44
     11.10   SUBMISSION TO JURISDICTION; WAIVERS                          44
     11.11   WAIVER OF JURY TRIAL                                         44
     11.12   Acknowledgments                                              45
     11.13   Hypothecation and Pledge of Collateral                       45
     11.14   Assignments; Participations                                  45
     11.15   Servicing                                                    46
     11.16   Periodic Due Diligence Review                                47
     11.17   Set-Off                                                      47
     11.18   Intent                                                       48
     11.19   Confidential Information                                     48

SCHEDULES
---------

SCHEDULE 1   Representations and Warranties re: Mortgage Loans
SCHEDULE 2   Filing Jurisdictions and Offices
SCHEDULE 3   Subsidiaries
SCHEDULE 4   Litigation
SCHEDULE 5   Relevant States

EXHIBITS
--------

EXHIBIT A    Form of Promissory Note
EXHIBIT B    Form of Custodial Agreement
EXHIBIT C    Form of Opinion of Counsel to Borrower
EXHIBIT D    Form of Notice of Borrowing and Pledge
EXHIBIT E    Underwriting Guidelines
EXHIBIT F    Reserved
EXHIBIT G    Form of Data Edit Sheet (Funding Date)
EXHIBIT H    Form of Borrowing Base Certificate
EXHIBIT I    Form of Remittance Report

                      MASTER LOAN AND SECURITY AGREEMENT

     MASTER LOAN AND SECURITY AGREEMENT, dated as of June 23, 1999, between NC CAPITAL CORPORATION, a California corporation (the "Borrower"), and GREENWICH
                                                    --------
CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender").
                                                               ------

                                   RECITALS

     The Borrower wishes to obtain financing from time to time to provide interim funding for the origination and acquisition of certain Mortgage Loans (as defined herein), which Mortgage Loans are to be sold or contributed by the Borrower to one or more trusts or other entities to be sponsored by the Borrower or an Affiliate (as defined herein) thereof, or to third-parties with the consent of the Lender, and which Mortgage Loans shall secure Advances (as defined herein) to be made by the Lender hereunder.

     The Lender has agreed, subject to the terms and conditions of this Loan Agreement (as defined herein), to provide such financing to the Borrower, with a portion of the proceeds of the sale of all mortgage-backed securities issued by any such trust or other entity, together with a portion of the proceeds of any permitted whole loan sales, together with other funds of the Borrower, if necessary, being used to repay any Advances made hereunder as more particularly described herein.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1 Definitions and Accounting Matters.
               ----------------------------------

     1.01 Certain Defined Terms.  As used herein, the following terms shall have
          ---------------------
the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):
                       ---- -----

     "Accepted Servicing Practices" shall have the meaning assigned thereto in
      ----------------------------
Section 11.15(a) hereof.

     "Advance" shall mean any Committed Advance or Uncommitted Advance, as
      -------
applicable, and collectively, "Advance" shall mean the sum of all Committed
                               -------
Advances and Uncommitted Advances.

     "Affiliate" means, with respect to any Person, any other Person which,
      ---------
directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Affiliate Guaranty" shall mean that certain Affiliate Guaranty dated as of
      ------------------
the date hereof, made by the Guarantors in favor of the Lender, as amended from time to time.

     "Applicable Margin" shall mean 1.25% per annum.
      -----------------

     "Appraised Value" shall mean the value set forth in an appraisal made in
      ---------------
connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

     "Assignment of Mortgage" shall mean, with respect to any Mortgage, an
      ----------------------
assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

     "Attorney Bailee Letter" shall have the meaning assigned to such term in
      ----------------------
the Custodial Agreement.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as
      ---------------
amended from time to time.

     "Borrower" shall have the meaning provided in the heading hereof.
      --------

     "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible
      --------------
Mortgage Loans that have been, and remain, pledged to the Lender hereunder.

     "Borrowing Base Deficiency" shall have the meaning provided in Section 2.06
      -------------------------
hereof.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday or
      ------------
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Lender or the Custodian is authorized or obligated by law or executive order to be closed.

     "Cash Equivalents" shall mean (a) securities with maturities of 90 days or
      ----------------
less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by
                                    ---
Moody's Investors Service, Inc. ("Moody's") and in either case maturing within
                                  -------
90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Change of Control" shall mean the acquisition by any Person, or two or
      -----------------
more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of outstanding shares of voting stock of the Borrower at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock or (ii) the Guarantors do not own more than fifty percent (50%) of such outstanding shares of voting stock.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral" shall have the meaning provided in Section 4.01(b) hereof.
      ----------

     "Collateral Value" shall mean with respect to each Eligible Mortgage Loan
      ----------------
that is:

          (a) 0 to 59 days delinquent with respect to scheduled payments of principal and interest, the lesser of (i) 97% of the Market Value of such Mortgage Loan and (ii) 100% of the Stated Principal Balance of such Mortgage Loan;

          (b) 60 to 89 days delinquent with respect to scheduled payments of principal and interest, the lesser of (i) 97% of the Market Value of such Mortgage Loan and (ii) 85% of the Stated Principal Balance of such Mortgage Loan;

          (c) 90 to 119 days delinquent with respect to scheduled payments of principal and interest, the lesser of (i) 97% of the Market Value of such Mortgage Loan and (ii) 65% of the Stated Principal Balance of such Mortgage Loan; and

          (d) 120 to 180 days delinquent with respect to scheduled payments of principal and interest, the lesser of (i) 97% of the Market Value of such Mortgage Loan and (ii) 45% of the Stated Principal Balance of such Mortgage Loan.

Provided that, in all events the following additional limitations on Collateral Value set forth below shall apply:

          (i) the aggregate Collateral Value of Mortgage Loans which are 60 to 180 days delinquent with respect to scheduled payments of principal and interest may not at any one time exceed the lesser of (a) $14,000,000 and
     (b) 7% of the aggregate amount of outstanding Advances made to the Borrower hereunder;

          (ii) the aggregate Collateral Value of Mortgage Loans for which the Borrower has provided the Lender with a Lost Note Affidavit may not at any one time exceed the lesser of (a) $1,000,000 and (b) 1% of the aggregate amount of outstanding Advances made to the Borrower hereunder;

          (iii) the aggregate Collateral Value of Mortgage Loans that are Second Lien Mortgage Loans may not at any one time exceed the lesser of (a) $2,500,000 and (b) 2.5% of the aggregate amount of Advances made to the Borrower hereunder;

          (iv)  the Collateral Value shall be zero for each Eligible Mortgage
                                              ----
     Loan:

                (A) which is more than seventy-five (75) days delinquent in respect of the first Monthly Payment;

                (B) which was originated or purchased by the Borrower pursuant to the Underwriting Guidelines more than 60 days prior to the initial Funding Date;

                (C) in respect of which 180 days or more have passed since such Eligible Mortgage Loan was first pledged to the Lender hereunder;

                (D) which has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to any Person other than the Lender or its bailee for a period in excess of fifteen (15) calendar days;

                (E) which has been released from the possession of the Custodian
          (i) under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney's Bailee Letter is terminated or ceases to be in full force and effect;

                (F) in respect of which the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

                (G) as to which (i) the related Mortgage Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (ii) such Mortgage, is not a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property;

                (H) which the Lender determines, in its reasonable discretion, that such Eligible Mortgage Loan is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

                (I) which is more than 180 days delinquent with respect to scheduled payments of principal and interest;

                (J) which has a Material Exception with respect thereto which has not been expressly waived by Lender;

                (K) in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

                (L) if the inclusion of such Mortgage Loan hereunder would result in the limitations in subparagraphs (i), (ii) or (iii), above, being violated; or

                (M) which is in excess of 60 days delinquent with respect to scheduled payments of principal and interest during the period in which the Borrower has not satisfied the obligations of the Borrower set forth in Section 11.15(b)(ii).

          "CLTV" means with respect to any Mortgage Loan, the ratio of (i) the
           ----
original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to
(ii) the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 6 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

          "Committed Advance" shall have the meaning provided in Section 2.01(a)
           -----------------
hereof.

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any provision of any security issued by such Person.

          "Custodial Agreement" shall mean the Custodial Agreement, dated as of
           -------------------
the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented
               ---------
and in effect from time to time.

          "Custodian" shall mean U.S. Bank National Association, as custodian
           ---------
under the Custodial Agreement, and its successors and permitted assigns thereunder.
          "Data Edit Sheet" shall mean a Data Edit Sheet in the form attached as
           ---------------
Exhibit G.
---------
          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.
          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Due Date" shall mean the day of the month on which the Monthly
           --------
Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "Due Diligence Review" shall mean the performance by the Lender of any
           --------------------
or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Loans or the Borrower or related parties, as desired by the Lender from time to time.

          "Effective Date" shall mean the date upon which the conditions
           --------------
precedent set forth in Section 5.01 shall have been satisfied.

          "Eligible Mortgage Loan" shall mean a First Lien Mortgage Loan or a
           ----------------------
Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) of not less than"sub-prime credit quality" on a one- to four-family residential property and as to which (i) the representations and warranties set forth on
Schedule 1 hereof are correct, (ii) was originated or acquired by the Borrower in accordance with the Borrower's Underwriting Guidelines, (iii) contains all required Mortgage Loan Documents without Material Exceptions unless otherwise waived by Lender and (iv) such other customary criteria for eligibility determined by the Lender shall have been satisfied.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which either Loan Party is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code of which either Loan Party is a member.

          "Escrow Payments" shall mean with respect to any Mortgage Loan, the
           ---------------
amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

          "Event of Default" shall have the meaning provided in Section 8
           ----------------
hereof.
          "Exception"  shall have the meaning assigned thereto in the Custodial
           ---------
Agreement.
          "Exception Report" shall mean the exception report prepared by the
           ----------------
Custodian pursuant to the Custodial Agreement.

          "Federal Funds Rate" shall mean, for any day, the weighted average of
           ------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

          "First Lien" shall mean with respect to each Mortgaged Property, the
           ----------
lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

          "First Lien Mortgage Loan" shall mean an Eligible Mortgage Loan
           ------------------------
secured by the lien on the Mortgaged Property, subject to no prior liens on such Mortgaged Property other than Permitted Exceptions.

          "Funding Date" shall mean the date on which an Advance is made
           ------------
hereunder.
          "GAAP" shall mean generally accepted accounting principles as in
           ----
effect from time to time in the United States of America.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Loan Party, any of its Subsidiaries or any of its properties.

          "Guarantee Obligation" as to any Person (the "guaranteeing person"),
           --------------------                         -------------------
shall mean any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any
--------------------                                   ---------------
manner, whether directly or indirectly, including, without limitation, any obligation of such guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a
                     ---------       ----------
correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Loan Party in good faith.

          "Guarantor" shall mean, collectively, New Century Mortgage Corporation
           ---------
and New Century Financial Corporation.

          "HUD"  shall mean the Department of Housing and Urban Development, or
           ---
any federal agency or official thereof which may from time to time succeed to the functions thereof.

          "Indebtedness"  shall mean, of any Person at any date, without
           ------------
duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Indemnified Party" shall have the meaning provided in Section 11.03
           -----------------
hereof.

          "Interest Period" shall mean, with respect to any Advance, (i)
           ---------------
initially, the period commencing on the Funding Date with respect to such Advance and ending on the calendar day prior to the Payment Date of the next succeeding month, and (ii) thereafter, each period commencing on the Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended.

          "Lender" shall have the meaning provided in the heading hereof.
           ------

          "LIBO Base Rate" shall mean for any Advance, with respect to each day
           --------------
     during each Interest Period pertaining to such Advance, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on the first day of such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Advances to be outstanding on such day.

          "LIBO Rate" shall mean with respect to each day during each Interest
           ---------
Period pertaining to an Advance, a rate per annum determined by the Lender in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                LIBO Base Rate
                    ------------------------------------
                       1.00 - LIBO Reserve Requirements

          "LIBO Reserve Requirements" shall mean for any Interest Period for any
           -------------------------
Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

          "Lien" shall mean any mortgage, lien, pledge, charge, security
           ----
interest or similar encumbrance.

          "Loan Agreement" shall mean this Master Loan and Security Agreement,
           --------------
as the same may be amended, supplemented or otherwise modified from time to time.

          "Loan Documents" shall mean, collectively, this Loan Agreement, the
           --------------
Note, the Custodial Agreement, and the Affiliate Guaranty.

          "Loan Party" shall mean the collective reference to the Borrower and
           ----------
the Guarantors.

          "Loan-to-Value Ratio" or "LTV" shall mean with respect to any Mortgage
           ----------------------------
Loan, the ratio of (a) the Stated Principal Balance of the Mortgage Loan as of the date of origination (unless otherwise indicated) to (b) the Appraised Value of the Mortgaged Property or if the Mortgage Loan was made in connection with the purchase of the related Mortgaged Property, the lesser of the Appraised Value and the sales price of such property.

          "Lost Note Affidavit" shall mean with respect to each Mortgage Loan
           -------------------
for which the original Mortgage Note has not been delivered to the Lender or the Custodian, a lost note affidavit in a form acceptable to the Lender certified by a Responsible Officer of the Borrower stating that the related Mortgage Note, a copy of which shall be attached to such lost note affidavit, has been lost, misplaced or destroyed.

          "Market Value" shall mean the value, determined by the Lender in its
           ------------
sole reasonable discretion, of the Mortgage Loans if sold in their entirety to a single third-party purchaser. In determining Market Value, the Lender may take into account (a) customary factors, including, but not limited to current market conditions and the fact that the Mortgage Loans may be sold under circumstances in which the Borrower, as originator of the Mortgage Loans, is in default under the Loan Agreement, and (b) firm take-out commitments from investment grade purchasers in favor of the Borrower covering the Mortgage Loans or mortgage loans substantially similar to the Mortgage Loans to the extent recently obtained and during similar market conditions. The Lender's determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Mortgage Loans on a daily basis which Market Value may be determined to be zero. The Borrower acknowledges that the Lender's determination of Market Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Mortgage Loans achieved by obtaining competing bids in an orderly market in which the Borrower is not in default and the bidders have adequate opportunity to perform customary loan and servicing due diligence.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, property, business, condition (financial or otherwise) or prospects of either Loan Party, (b) the ability of either Loan Party to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral taken as a whole.

          "Material Exception" shall mean, with respect to any Mortgage Loan,
           ------------------
any Exception listed on the Exception Report consisting of the absence from the Mortgage File, or deficiency in respect of, any of the Mortgage Loan Documents set forth in Section [2(I)(a), 2(I)(c), 2(I)(d), 2(I)(e), 2(I)(f), or 2(I)(g) of
the Custodial Agreement].

          "Maximum Committed Amount" shall mean $200,000,000; provided, however
           ------------------------
that for the period commencing December 1, 1999 through January 10, 2000, the Maximum Committed Amount shall be reduced to $50,000,000; provided, further that the Maximum Committed Amount shall return to $200,000,000 for the period commencing January 11, 2000 through the Termination Date.

          "Maximum Credit: shall mean the sum of the Maximum Committed Amount
           --------------
and the Maximum Uncommitted Amount.

          "Maximum Uncommitted Amount" shall mean $100,000,000; provided,
           --------------------------
however that for the period commencing December 1, 1999 through January 10, 2000, the Maximum Uncommitted Amount shall be increased to $250,000,000; provided, further that the Maximum Uncommitted Amount shall return to $100,000,000 for the period commencing January 11, 2000 through the Termination Date.

          "Monthly Payment" means the scheduled monthly payment of principal and
           ---------------
interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

          "Mortgage" shall mean the mortgage, deed of trust or other instrument
           --------
securing a Mortgage Note, which creates a first or second lien on the fee simple in real property securing the Mortgage Note.

          "Mortgage File" shall have the meaning assigned thereto in the
           -------------
Custodial Agreement.

          "Mortgage Interest Rate" means the annual rate of interest borne on a
           ----------------------
Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

          "Mortgage Loan" shall mean a mortgage loan which the Custodian has
           -------------
been instructed to hold for the Lender pursuant to the Custodial Agreement, and which mortgage loan includes, without limitation (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

          "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan,
           -----------------------
the documents comprising the Mortgage File for such Mortgage Loan.

          "Mortgage Loan Schedule" shall mean a schedule of Mortgage Loans
           ----------------------
containing the following information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof: (i) the Borrower's Mortgage Loan number; (ii) the Mortgagor's name and the street address; (iii) the current principal balance; (iv) the original principal amount with respect to any Mortgage Loan originated by the Borrower and the principal amount purchased by the Borrower with respect to a Mortgage Loan acquired by the Borrower subsequent to its origination; (v) the CLTV as of the date of the origination of the related Mortgage Loan; (vi) the paid through date; (vii) the mortgage interest rate; (viii) the final maturity date under the Mortgage Note;
(ix) the Monthly Payment; (x) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan; (xi) such other information as shall be mutually agreed upon by Borrower and Lender; and (xii) the Qualified Originator that originated the Mortgage Loan.

          "Mortgage Loan Tape" shall mean a computer-readable magnetic tape
           ------------------
containing the information with respect to each Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof.

          "Mortgage Note" shall mean the original executed promissory note or
           -------------
other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

          "Mortgaged Property" shall mean the real property (including all
           ------------------
improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

          "Mortgagor" shall mean the obligor on a Mortgage Note.
           ---------

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
as defined in Section 4001(a)(3) of ERISA.

          "Net Worth" shall mean, with respect to any Person, the excess of
           ---------
total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

          "New Century" shall mean New Century Mortgage Corporation, a
           -----------
California corporation.

          "Non-Excluded Taxes" shall have the meaning provided in Section 2.09
           ------------------
hereof.

          "Note" shall mean the promissory note provided for by Section 2.02(a)
           ----
hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Borrowing and Pledge" shall have the meaning provided in
           ------------------------------
Section 2.03(a) hereof.

          "PaineWebber Financing Documents: shall mean the Master Loan and
           -------------------------------
Security Agreement by and between the Loan Parties and PaineWebber Real Estate Securities, Inc. substantially in the form provided to the Lender prior to the date of this Loan Agreement.

          "Participants" shall have the meaning set forth in Section 11.14(b)
           ------------
hereof.
          "Payment Date" shall mean the tenth day of each calendar month, or if
           ------------
such day is not a Business Day, the next succeeding Business Day.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Permitted Exceptions" shall mean the exceptions to lien priority
           --------------------
including but not limited to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or to otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a First Lien on the Mortgaged Property.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan
           ----
which is covered by ERISA and in respect of which either Loan Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus (a) the interest rate otherwise applicable to such Advance or other
      ----
amount, or (b) if no interest rate is otherwise applicable, the LIBO Rate plus the Applicable Margin.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Qualified Originator" shall mean (a) the Borrower and (b) any other
           --------------------
originator of Mortgage Loans acceptable to the Lender.

          "Regulations G, T, U and X" shall mean Regulations G, T, U and X of
           -------------------------
the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Relevant States" shall have the meaning provided in Section 6.21
           ---------------
hereof.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
(S) 2615.

          "Responsible Officer" shall mean, as to any Person, the chief
           -------------------
executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is
                        --------
unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to the Lender to its reasonable satisfaction.

          "Restricted Payments" shall mean with respect to any Person,
          --------------------
collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

          "Requirement of Law" shall mean as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan
           -------------------------
secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

          "Secured Obligations" shall mean the unpaid principal amount of, and
           -------------------
interest on the Advances, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms hereof or thereof) or otherwise. For purposes hereof, "interest" shall include, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

          "Securitization Letter" shall mean that certain letter agreement by
           ---------------------
and among Borrower, Lender, and Greenwich Capital Markets, Inc., dated the date hereof, outlining rights and obligations with respect to subsequent securitizations of Mortgage Loans subject to this Loan Agreement from time to time.

          "Servicer" shall mean New Century Mortgage Corporation.
           --------

          "Servicing Agreement" shall mean any servicing agreement governing the
           -------------------
servicing and administration of the Mortgage Loans.

          "Servicing Records" shall have the meaning provided in Section
           -----------------
11.15(b) hereof.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
IV of ERISA, but which is not a Multiemployer Plan.

          "Stated Principal Balance" shall mean as to each Mortgage Loan, the
           ------------------------
principal balance of the Mortgage Loan at the date of determination.

          "Subsidiary" shall mean, with respect to any Person, any other Person
           ----------
of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tangible Net Worth" shall mean, with respect to any Person, as of any
           ------------------
date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities held by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

          "Termination Date" shall mean 364 days following the Effective Date of
           ----------------
this Loan Agreement, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law, as same may be extended in accordance with Section 2.11 hereof.

          "Transmittal Letter" shall have the meaning assigned to such term in
           ------------------
the Custodial Agreement.

          "Trust Receipt" shall have the meaning assigned to such term in the
           -------------
Custodial Agreement.

          "Underwriting Guidelines" shall mean the underwriting guidelines
           -----------------------
attached as Exhibit E hereto, as amended from time to time in accordance with
            ---------
Section 7.15.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "U.S. Bank Financing Documents" shall mean the Fourth Amended and
           -----------------------------
Restated Credit Agreement, dated as of May 26, 1999, by and between New Century and U.S. Bank National Association and all other documents or agreements executed in connection therewith.

          1.02  Accounting Terms and Determinations. Except as otherwise
                -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

          SECTION 2  Advances, Note and Prepayments.
                     ------------------------------

          2.01  Advances.  (a) Subject to the fulfillment of the conditions
                --------
precedent set forth in Sections 5.01 and 5.02 hereof, and provided no Default shall have occurred and be continuing hereunder, the Lender agrees to make loans (individually, a "Committed Advance"; collectively, the "Committed Advances") to
                  -----------------                      ------------------
the Borrower in Dollars, from time to time, on the terms and conditions of this Loan Agreement, on any Business Day from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Committed Amount (which shall be further subject to the limitations in the definition of Collateral Value), and (ii) the Borrowing Base at such time.

          (b) In addition to the foregoing, subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender may from time to time in its sole discretion, on the terms and conditions of this Loan Agreement, make loans (individually, an "Uncommitted Advance";
                                              -------------------
collectively, the "Uncommitted Advances") to the Borrower in Dollars, on any
                   --------------------
Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Uncommitted Amount (which shall be further subject to the limitations in the definition of Collateral Value) and (ii) the Borrowing Base at such time. Unless otherwise agreed by the parties, in determining whether Advances secured by Eligible Mortgage Loans are Committed Advances or Uncommitted Advances, such Advances shall first be deemed Committed Advances up to the Maximum Committed Amount, and then the remainder shall be deemed Uncommitted Advances.

                (c) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

                (d) In no event shall an Advance be made when any Default or Event of Default has occurred and is continuing.

          2.02  Notes.
                -----

          (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto
                                                             ---------
(the "Note"), dated the date hereof, payable to the Lender in a principal amount
      ----
equal to the amount of the Maximum Credit and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.
          (b) The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such
                      --------
recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Advances.

          2.03  Procedure for Borrowing.
                -----------------------

          (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Tape, and an irrevocable written Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and Pledge"), appropriately
            ---------            ------------------------------
completed, which Notice of Borrowing and Pledge must be received by the Lender, with a copy to the Custodian, no later than 5:00 p.m., New York City time, at least two (2) Business Days prior to the requested Funding Date; provided that the Lender shall be under no obligation to make an Advance more than once in any given week. Such Notice of Borrowing and Pledge shall (i) contain the amount of the requested Advance, which shall in all events be at least equal to $1,000,000, to be made on such Funding Date (setting forth the amount of the Advance allocable to each Mortgage Loan set forth on the attached Mortgage Loan Schedule), (ii) specify the requested Funding Date, which shall be not earlier than the second Business Day following the date of such Notice of Borrowing and Pledge, and (iii) contain (by attachment) such other information reasonably requested by the Lender from time to time.

          (b) The Borrower shall deliver (or cause to be delivered) and release to the Custodian no later than 5:00 p.m., New York City time, two (2) Business Days prior to the requested Funding Date, a complete Mortgage File pertaining to each Eligible Mortgage Loan to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

          (c) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrower, no later than 3:00 p.m., New York City time, on a Funding Date, a Trust Receipt in respect of all Mortgage Loans pledged to the Lender on such Funding Date and an Exception Report in respect of all Mortgage Loans so pledged to the Lender. Subject to Section 5 hereof, such Advance will then be made available to the Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding Date) the aggregate amount of such Advance in immediately available funds.

          2.04  Repayment of Advances; Interest.
                -------------------------------

          (a) The Borrower hereby promises to repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances.

          (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the Funding Date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable
                                                         ----
Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance shall be payable monthly on each Payment Date and on the Termination Date. Notwithstanding the foregoing, interest accruing at the Post-Default Rate shall be payable to the Lender on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

          2.05  Limitation on Types of Advances; Illegality. Anything herein to
                -------------------------------------------
the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

          (a) the Lender reasonably determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

          (b) the Lender reasonably determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Advances; or

          (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Advances, and the Borrower shall, at its option, either prepay all such Advances as may be outstanding or pay interest on such Advances at a rate per annum as determined by the Lender by the Lender taking into account the increased cost to the Lender of making the Advances; provided, however that in the case of clause (b) above, if the Borrower decides to pay interest on such Advances at the new rate, the Advances shall accrue interest at the prior rate until five (5) days after the Borrower receives notice from the Lender of such new interest rate.

          2.06  Determination of Borrowing Base; Mandatory Prepayments or
                ---------------------------------------------------------
Pledge.
------

          (a) If at any time the aggregate outstanding principal amount of Advances exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as
                                        -------------------------
determined by the Lender and notified to the

Borrower on any Business Day, the Borrower shall no later than one (1) Business Day after receipt of such notice, at the option of the Borrower, either prepay the Advances in part or in whole or pledge additional Eligible Mortgage Loans to the Lender (which shall be in all respects acceptable to the Lender), such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

          (b) On the ninth day of each month (or if such day is not a Business Day, the next succeeding Business Day), the Lender (or the Borrower if the Borrower and the Lender shall mutually agree) shall calculate and deliver a Borrowing Base Certificate in the form attached hereto as Exhibit H, such
                                                          ---------
certificate to be based on the principal balance of the Mortgage Loans as of the later of the Funding Date and the last calendar day of the prior month. In the event that such Borrowing Base Certificate indicates that a Borrowing Base Deficiency exists, the Borrower shall on the Payment Date either prepay the Advances in part or in whole or pledge additional Eligible Mortgage Loans to the Lender (which shall be in all respects acceptable to the Lender), such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

          2.07  Optional Prepayments.
                --------------------

          (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b) below.
Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement.
If the Borrower intends to prepay a Advance in whole or in part from any source, the Borrower shall give five (5) Business Days' prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

          (b) If the Borrower makes a prepayment of the Advances on any day which is not a Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (a) the deployment of funds obtained by the Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (i) its cost of obtaining funds for such Advances for the period from the date of such payment to the last day of the Interest Period(s) then in effect for such Advances over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds not utilized by reason of such payment for such period. This Section 2.07 shall survive termination of this Loan Agreement and payment of the Note.

          2.08  Requirements of Law.
                -------------------

          (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Advances or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder;

          (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable, commencing five (5) days following receipt of notice thereof from the Lender.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

          (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

          2.09  Purpose of Advances. Each Advance shall be used by the Borrower
                -------------------
to originate, acquire, fund, manage and service Mortgage Loans or otherwise in connection with the conduct of its business as currently conducted.

          2.10  Taxes.
                -----

          (a) All payments made by the Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded
                                                                    ------------
Taxes") are required to be withheld from any amounts payable to the Lender
-----
hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement; provided, however,
                                                          --------  -------
that the Borrower shall not be required to increase any such amounts payable to the Lender that is not organized under the laws of the United States of America or a state thereof if the Lender fails to comply with the requirements of clause
(b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Advances and all other amounts payable hereunder.

          (b) If the Lender hereunder (or an assignee or participant that acquires an interest hereunder in accordance with Section 11.14 hereof) that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Borrower (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Borrower two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Loan Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to
Section 11.14 hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a participant, such participant shall
         --------
furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.11  Extension of Termination Date. At the request of the Borrower,
                -----------------------------
at least thirty (30) days prior to the then current Termination Date, the Lender may in its sole discretion extend the

Termination Date for a period of 364 days by giving written notice of such extension to the Borrower no later than twenty (20) days, but in no event earlier than thirty (30) days, prior to the then current Termination Date.

          SECTION 3  Payments; Computations; Etc.
                     ---------------------------

          3.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at The Chase Manhattan Bank: Account Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc., Attn: Brett Kibbe, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

          (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          3.02  Computations.  Interest on the Advances shall be computed on the
                ------------
basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          3.03  Non-Utilization Fee. On a monthly basis, the Lender shall
                -------------------
determine the average daily utilization during such month by the Borrower of the Maximum Committed Amount made available hereunder by dividing (a) the sum of the Committed Advances outstanding on each day during such month by (b) the number days in such calendar month. If such average amount determined for any month as a percentage of the then applicable Maximum Committed Amount (the "Utilization Percentage") is less than 50% of the Maximum Committed Amount in effect for such month, the Borrower shall pay to the Lender, on each Payment Date and on the Termination Date, a non-utilization fee equal to the product of (i) .00125, times (ii) the Maximum Committed Amount, times (iii) 1 minus the Utilization Percentage. If the Utilization Percentage in any month is greater than or equal to 50% the Lender shall not be entitled to a non-utilization fee for that month. The Lender may, in its sole discretion, net such non-utilization fee from the proceeds of any Advance made to the Borrower hereunder. The Borrower shall not be required to pay a non-utilization fee pursuant to this Section 3.03 for the first two months following the Effective Date hereof unless the Utilization Percentage for the third month following the Effective Date is less than 50%, in which case the amount of the non-utilization fee for such two month period shall be payable at the time of payment of the non-utilization fee for such third month.

          SECTION 4  Collateral Security.
                     -------------------

          4.01  Collateral; Security Interest.
                -----------------------------

          (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver Trust Receipts to the Lender each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any Exceptions in such Mortgage Loan Documents as so reviewed in the Exception Reports.

          (b) Each of the following items of property is hereinafter referred to as the "Collateral":
           ----------

(i) all Mortgage Loans identified on a Notice of Borrowing and Pledge delivered by the Borrower to the Lender and the Custodian from time to time;

(ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records, Servicing Agreements, servicing rights, and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

(iii) all mortgage guaranties and insurance relating to such Mortgage Loans (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to such Mortgage Loans and all claims and payments thereunder;

(iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

(v) all purchase or take-out commitments relating to or constituting any or all of the foregoing;

(vi) all collateral, however defined, under any other agreement between the Borrower or any of its Affiliates on the one hand and the Lender or any of its Affiliates on the other hand;

(vii) all "accounts", "chattel paper" and "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

(viii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

          (c) The Borrower hereby pledges to the Lender, and grants a security interest in favor of the Lender in, all of the Borrower's right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the Secured Obligations. The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

     4.02  Further Documentation.  At any time and from time to time, upon the
           ---------------------
written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     4.03  Changes in Locations, Name, etc. The Borrower shall not (i) change
           -------------------------------
the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

     4.04  Lender's Appointment as Attorney-in-Fact.
           ----------------------------------------

     (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:


           (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

          (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
     (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, and from time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section
4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          4.05  Performance by Lender of Borrower's Obligations. If the Borrower
                -----------------------------------------------
fails to perform or comply with any of its agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

          4.06  Proceeds. If an Event of Default shall occur and be continuing,
                --------
(a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and
(b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

          4.07  Remedies. If an Event of Default shall occur and be continuing,
                --------
the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the Lender's option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.04(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

          4.08  Limitation on Duties Regarding Presentation of Collateral. The
                ---------------------------------------------------------
Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          4.09  Powers Coupled with an Interest. All authorizations and agencies
                -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          4.10  Release of Security Interest. Upon termination of this Loan
                ----------------------------
Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment,
                                                   --------
or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

          SECTION 5  Conditions Precedent.
                     --------------------

          5.01  Initial Advance. The agreement of the Lender to make the initial
                ---------------
Advance requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:
a.
          Loan Agreement.  The Lender shall have received this Loan Agreement,
          --------------
executed and delivered by a duly authorized officer of the Borrower.

(b)       Note.  The Lender shall have received the Note, conforming to the
          ----
requirements hereof and executed by a duly authorized officer of the Borrower.

(c)       Custodial Agreement.  The Lender shall have received the Custodial
          -------------------
Agreement, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower and the Custodian.

(d)       Securitization Letter. The Lender shall have received the
          ---------------------
Securitization Letter, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrower.

(e)       Reserved.
          --------

(f)       Filings, Registrations, Recordings.  Any documents (including, without
          ----------------------------------
limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

(g)       Corporate Proceedings. The Lender shall have received a certificate of
          ---------------------
the Secretary or Assistant Secretary of each Loan Party, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of (i) the articles of incorporation of each Loan Party, (ii) the by-laws of each Loan Party, and (iii) resolutions duly adopted by the Board of Directors of each Loan Party authorizing the execution, delivery and performance of this Loan Agreement, the Notes and the other Loan Documents to which it is a party, and the borrowings contemplated hereunder, and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of each

Loan Party and authorized to execute any Notice of Borrowing, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Lender.

(h)       Good Standing Certificates.  The Lender shall have received copies of
          --------------------------
certificates evidencing the good standing of the Borrower and the Guarantors respectively, dated as of a recent date, from the Secretary of State (or other appropriate authority) of the State of California, and of each other jurisdiction where the ownership, lease or operation of property, or the conduct of business, requires the Borrower or the Guarantors to qualify as a foreign corporation, except where the failure to qualify would not have a Material Adverse Effect.

(i)       Legal Opinions. The Lender shall have received the executed legal
          --------------
opinion of Stergios Theologides, Esq., Senior Legal Counsel of the Guarantors and General Counsel of the Borrower, addressing the matters set forth in the form attached hereto as Exhibit C, dated the initial Funding Date and otherwise
                        ---------
in form and substance acceptable to the Lender and covering such other matters incident to the transactions contemplated by this Loan Agreement as the Lender shall reasonably request.

(j)       Fees and Expenses.  The Lender shall have received all fees and
          -----------------
expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 11.03(b) and such fees and expenses may be netted out of any Advance made by the Lender hereunder.

(k)       Financial Statements. The Lender shall have received the financial
          --------------------
statements referenced in Section 6.01(a).

(l)       Underwriting Guidelines. The Lender and the Borrower shall have agreed
          -----------------------
upon the Borrower's current Underwriting Guidelines for Mortgage Loans and the Lender shall have received a certified copy thereof.

(m)       Consents, Licenses, Approvals, etc. The Lender shall have received
          -----------------------------------
copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

(n)       Insurance. The Lender shall have received evidence in form and
          ---------
substance satisfactory to the Lender showing compliance by the Borrower as of such initial Funding Date with Section 7.03 hereof.

(o)       Affiliate Guaranty. The Lender shall have received the Affiliate
          ------------------
Guaranty, duly executed by the Guarantors; and

(p)       Other Documents. The Lender shall have received such other documents
          ---------------
as the Lender or its counsel may reasonably request.

          5.02  Initial and Subsequent Advances. The making of each Advance to
                -------------------------------
the Borrower (including the initial Advance) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

(a)       No Default.  No Default or Event of Default shall have occurred and be
          ----------
continuing.

(b)       Representations and Warranties. Each representation and warranty made
          ------------------------------
by the Borrower in Section 6 hereof and elsewhere in each of the Loan Documents, shall be true and correct on and as of the date of the making of such Advance (in the case of the representations and warranties in Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base on such date) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Lender, the Lender shall have received an officer's certificate signed by a duly authorized officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and qualified to do business and in good standing in all required jurisdictions where the failure to be so qualified should reasonably be expected to have a Material Adverse Effect.

(c)       Borrowing Base. The aggregate outstanding principal amount of the
          --------------
Advances shall not exceed the lesser of the Borrowing Base and the Maximum
Credit.

(d)       Notice of Borrowing and Pledge. The Lender shall have received a
          ------------------------------
Notice of Borrowing and Pledge and Mortgage Loan Schedule in accordance with
Section 2.03(a) hereof, appropriately completed.

(e)       Trust Receipt; Exception Report. The Lender shall have received from
          -------------------------------
the Custodian a Trust Receipt in respect of all Mortgage Loans to be pledged hereunder on such Business Day and a corresponding Exception Report, with Exceptions (as defined in the Custodial Agreement) in respect of such Mortgage Loans acceptable to the Lender in its sole discretion, in each case dated such Business Day and duly completed.

(f)       Additional Matters.  All corporate and other proceedings, and all
          ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

(g)       No Material Adverse Effect.  There shall not have occurred one or more
          --------------------------
events that, in the reasonable judgment of the Lender, constitutes or should reasonably be expected to constitute a Material Adverse Effect.

(h)       Additional Opinion. In the event that the Mortgage Loans to be pledged
          ------------------
would cause the aggregate outstanding principal balance of Mortgage Loans pledged secured by Mortgaged Property from any state to exceed 10% of the aggregate outstanding principal balance of Mortgage Loans pledged hereunder, then the Borrower shall, upon request by the Lender, deliver an opinion acceptable to the Lender from outside counsel in such state, substantially in the form of items #13 and 14 of Exhibit C.

(i)       Due Diligence Review. Subject to the Lender's right to perform one or
          --------------------
more Due Diligence Reviews pursuant to Section 11.16 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Advance and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Advances as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion.

(j)       True Sale Opinion. With respect to any Mortgage Loan that was funded
          -----------------
in the name of or acquired by a Qualified Originator which is an Affiliate of the Borrower, the Lender may, in its sole discretion, require the Borrower to provide evidence sufficient to satisfy the Lender that such Mortgage Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to the Lender in its sole discretion, that such Mortgage Loan was acquired in a legal sale.

    (k)   none of the following shall have occurred and/or be continuing:

          (i) a catastrophic event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities for a period of (or reasonably expected to be) at least 30 consecutive days and the same has resulted in the Lender not being able to finance any Advances through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such catastrophic event or events;

          (ii) a catastrophic event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans for a period of (or reasonably expected to be) at least 30 consecutive days and the same results in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such catastrophic event or events; or

          (iii) there shall have occurred a material adverse change in the financial condition of the Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of the Lender to fund its obligations under this Loan Agreement and the Lender shall have given notice thereof pursuant to Section 11.02 hereof to the Borrower at least 30 days prior to the requested Funding Date;

    (l) if any Mortgage Loans to be pledged hereunder were acquired by the Borrower, such Mortgage Loans shall conform to the Borrower's Underwriting Guidelines or the Lender shall have received Underwriting Guidelines for such Mortgage Loans acceptable to the Lender in its reasonable discretion;

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

          SECTION 6  Representations and Warranties. As of the Effective Date
                     ------------------------------
and each Funding Date, Borrower represents and warrants to the Lender that:

          6.01  Financial Condition.
                -------------------

          (a) The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1998 and the audited consolidated balance sheet of the Guarantors and their consolidated Subsidiaries as at December 31, 1998, reported thereon by KPMG LLP, a copy of which has heretofore been furnished to the Lender, is complete and materially correct and presents fairly the consolidated financial condition of each Loan Party and its respective consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

          (b) Such financial statement, including the related schedules and notes thereto, has been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (c) Neither Loan Party, nor any of its respective consolidated Subsidiaries had, at the date of the financial statement referred to above, any material Guarantee Obligation (other than as described in the U.S. Bank Financing Documents), contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.

          6.02  No Change.  Since December 31, 1998, there has been no
                ---------
development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

          6.03  Corporate Existence; Compliance with Law. (a) The Borrower is a
                ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California, (b) New Century is a corporation duly organized, validly existing and in good standing under the laws of the State of California,
(c) New Century Financial Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (d) Each Loan Party has the corporate power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own and operate its property, to lease the property it operates as lessee and to carry on its business as now being or as proposed to be conducted, (e) Each Loan Party is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify should be reasonably expected (either individually or in the aggregate) to have a Material Adverse Effect, and (f) Each Loan Party is in compliance in all material respects with all Requirements of Law.

          6.04  Corporate Power; Authorization; Enforceable Obligations.
                -------------------------------------------------------

          (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under each Loan Document to which it is a party, and to perform thereunder, and has taken all necessary corporate action to authorize the terms and conditions of each Loan Document to which it is a party, and the execution, delivery and performance thereof.

          (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the execution, delivery, performance, validity or enforceability of each Loan Document, except (i) for filings and recordings in respect of the Liens created pursuant to this Loan Agreement, and (ii) as previously obtained and currently in full force and effect.

          (c) Each Loan Document has been duly and validly executed and delivered by each Loan Party which is a party thereto, and constitutes, a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.05  No Legal Bar. The execution, delivery and performance of each
                ------------
Loan Document which each Loan Party is a party thereto will not violate any Requirement of Law or Contractual Obligation of such Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          6.06  No Material Litigation. There are no actions, suits,
                ----------------------
arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the knowledge of either Loan Party, threatened against either Loan Party or any of its respective Subsidiaries or against any of its or their respective properties or revenues, other than those actions, suits, arbitrations, investigations or proceedings described on
Schedule 4 hereto, none of which should reasonably be expected to have a Material Adverse Effect.

          6.07  No Default. Neither Loan Party nor any of their respective
                ----------
Subsidiaries is in default under or with respect to any of their Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          6.08  Collateral; Collateral Security.
                -------------------------------

          (a) Except for Liens on the Collateral created pursuant to the U.S. Bank Financing Documents that have been released or are to be released simultaneously with the Liens granted in favor of the Lender hereunder, the Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Lender, and immediately prior to the pledge of such Collateral, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of the Lender hereunder.

          (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

          (c) Upon (i) receipt by the Custodian of each Mortgage Note endorsed in blank by a duly authorized officer of the Borrower, and (ii) the filing (to the extent such interest can be perfected by filing under the Uniform Commercial
Code) of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, in both instances, the security interests granted hereunder in the Collateral will constitute fully perfected first-priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral.

          6.09  Chief Executive Office. The Borrower's chief executive office on
                ----------------------
the Effective Date is located at 18400 Von Karman, Suite 1000, Irvine, California 92612. The chief executive office of the Guarantors on the Effective Date is located at 18400 Von Karman, Suite 1000, Irvine, California 92612.

          6.10  Location of Books and Records. The location where the Borrower
                -----------------------------
keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office or at 17701 Cowan Street, Irvine, California 92614.

          6.11  No Burdensome Restrictions. No Requirement of Law or Contractual
                --------------------------
Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

          6.12  Taxes. Each of the Loan Parties and its respective Subsidiaries
                -----
has filed all Federal and state income tax returns and all other material tax returns that are required to be filed by them and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax or assessment.

          6.13  Margin Regulations. No part of the proceeds of any Advances will
                ------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation G, T, U or X.

          6.14  Investment Company Act; Other Regulations. The Borrower is not
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

          6.15  Subsidiaries. All of the Subsidiaries of each Loan Party at the
                ------------
date hereof are listed on Schedule 3 to this Loan Agreement.

          6.16  Origination and Acquisition of Mortgage Loans. The Mortgage
                ---------------------------------------------
Loans were originated or acquired by the Borrower, and the origination and collection practices used by the Borrower or Qualified Originator, if applicable, with respect to the Mortgage Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan servicing business, and in accordance with the Underwriting Guidelines. With respect to Mortgage Loans acquired by the Borrower all such Mortgage Loans are in material conformity with the Underwriting Guidelines. Each of the Mortgage Loans complies in all material respects with the representations and warranties listed in Schedule 1 hereto.

          6.17  No Adverse Selection. The Borrower used no selection procedures
                --------------------
that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by the Borrower.

          6.18  Loan Party Solvent; Fraudulent Conveyance. As of the date hereof
                -----------------------------------------
and immediately after giving effect to each Advance, the fair value of the assets of each Loan Party is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of such Loan Party in accordance with GAAP) of such Loan Party and such Loan Party is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Neither Loan Party intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.

Neither Loan Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Loan Party or any of its assets. Neither Loan Party is transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

          6.19  ERISA. Each Plan to which either Loan Party or its Subsidiaries
                -----
make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law.

          6.20  True and Complete Disclosure. The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf each Loan Party to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by or on behalf of any Loan Party to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of any Loan Party that, after due inquiry, should reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

          6.21  Relevant States. Schedule 5 sets forth all of the states or
                ---------------
other jurisdictions (the "Relevant States") in which the Borrower or New Century
                          ---------------
does not originate Mortgage Loans in its own name or through brokers on the date of this Loan Agreement.

          6.22  True Sales. Any Mortgage Loan funded in the name of or acquired
                ----------
by a Qualified Originator which is an Affiliate of the Borrower has been sold, transferred, conveyed and assigned to the Borrower pursuant to a legal sale and such Qualified Originator retains no interest in such Mortgage Loan, and if so requested by the Lender, is covered by an opinion of counsel to that effect in form and substance acceptable to the Lender.

          6.23  No Breach.  Neither (a) the execution and delivery of the Loan
                ---------
Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower or the Guarantors, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Borrower or the Guarantors, or any of their Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of the Borrower or the Guarantors or any of their Subsidiaries, pursuant to the terms of any such agreement or instrument.

          6.24  Tangible Net Worth. The aggregate Tangible Net Worth of the
                ------------------
Borrower on the Effective Date is not less than $40,000,000.

          6.25  Reserved.
                --------

          6.26  Year 2000 Compliance. The Borrower has made a full and complete
                --------------------
assessment of all material issues which may be related to the occurrence of the year 2000, including all material issues related to its computer program and software and the computer program and software of the Servicer (the "Year 2000 Issues"), and both the Borrower and the Servicer have realistic and achievable programs for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a material adverse effect on the Borrower's or the Servicer's operations or financial condition.

          SECTION 7  Covenants of the Borrower. The Borrower covenants and
                     -------------------------
agrees with the Lender that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Loan Agreement:

          7.01  Financial Statements. Each Loan Party shall deliver to the
                --------------------
Lender:

          (a)   as soon as available, but in any event not later than thirty
(30) days after the end of each calendar month (except those calendar months which are quarter-end months), unaudited consolidated balance sheets of each Loan Party and its respective consolidated Subsidiaries as at the end of each such month and the related unaudited consolidated statements of income and cash flows of each Loan Party and its respective consolidated Subsidiaries for such month and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, accompanied by a Certificate of a Responsible Officer which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of each Loan Party and its respective Consolidated Subsidiaries as at the end of, and for, such month (subject to normal year-end audit adjustments);

          (b) if available, as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of each Loan Party and its respective consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and of cash flows for each Loan Party and its respective consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of each Loan Party, which certificate shall state that said consolidated financial statements fairly present the consolidated and consolidating financial condition and results of operations of each Loan Party and its respective Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of each Guarantor, the consolidated and consolidating balance sheets of each Guarantor and its respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for each Guarantor and its respective consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of each Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; and

          (d) from time to time such other information regarding the financial condition, operations, or business of each Loan Party and its respective Subsidiaries as the Lender may reasonably request.

          The parties hereto acknowledge that the financial statements of the Borrower described in Section 7.01(a) above shall not be required to be prepared in accordance with GAAP. Notwithstanding the preceding sentence, the Borrower hereby represents to the Lender that such financial statements will accurately reflect the Borrower's financial condition and any deviation from GAAP standards will not have the effect of increasing the Borrower's Tangible Net Worth above the amount that would have been determined using GAAP standards.

          Each Loan Party will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a), (b) and (c) above, a certificate of a Responsible Officer of such Loan Party to the effect that, to the best of such Responsible Officer's knowledge, such Loan Party during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

          7.02  Existence, Etc. Each Loan Party and its respective Subsidiaries
                ---------------
will:

          (a)   preserve and maintain its legal existence;

          (b) preserve and maintain all of its material rights, privileges, licenses and franchises;

          (c) comply with the requirements of all applicable Requirements of Law (including, without limitation, the Truth in Lending Act, the Real Estate Settlement Procedures Act and all environmental laws) if failure to comply with such requirements should reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; and

          (d) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

          7.03  Maintenance of Property; Insurance. The Borrower shall keep all
                ----------------------------------
property useful and necessary in its business in good working order and condition. Each Loan Party shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Lender in writing) and shall not reduce such coverage without the written consent of the Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

          7.04  Notices.
                -------

          (a)   The Borrower shall give notice to the Lender promptly:

(i) upon the Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or Event of Default or any Event of Default or Default under any other material agreement of the Borrower;

(ii) upon, and in any event within three (3) Business Days after, service of process on any Loan Party or its respective Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting any Loan Party or its respective Subsidiaries (a) that questions or challenges the validity or enforceability of any of the Loan Documents or (b) in which the amount in controversy exceeds $1,000,000;

(iii) upon the Borrower becoming aware of any Material Adverse Effect or any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

(iv) upon the Borrower becoming aware that the Mortgaged Property in respect of any Mortgage Loan has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

(v) of entry of a judgment or decree against any Loan Party or its respective Subsidiaries in an amount in excess of $2,500,000.

          Each notice pursuant to this Section 7.04(a) (other than 7.04(a)(v)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

          7.05  Other Information. The Borrower shall furnish to the Lender, as
                -----------------
soon as available, copies of any and all proxy statements, financial statements and reports which any Loan Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission, any Governmental Authority which supervises the issuance of securities by the Borrower.

          7.06  Further Identification of Collateral. The Borrower will furnish
                ------------------------------------
to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

          7.07  Mortgage Loan Determined to be Defective. Upon discovery by the
                ----------------------------------------
Borrower or the Lender of any breach of any representation or warranty listed on
Schedule 1 hereto applicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

          7.08  Monthly Reporting.
                -----------------

          (a) The Borrower shall deliver or cause to be delivered to the Lender, no later than 11:00 a.m. eastern time two (2) Business Days prior to each Payment Date (or such other day requested by Lender), a monthly servicing report and Mortgage Loan Tape in a computer-readable format reasonably acceptable to the Lender, listing and setting forth such information in respect of, all Mortgage Loans as the Lender may reasonably request, including, without limitation, the outstanding principal balance and delinquency status of each such Mortgage Loan as at the last day of the prior calendar month, and shall provide to the Lender no later than seven
(7) days after the last day of each calendar month, (i) all information delivered by the Servicer to the Borrower under the Servicing Agreement, (ii) a Remittance Report in the form attached hereto as Exhibit I, (iii) if the
                                                 ---------
Borrower and the Lender shall mutually agree (in accordance with Section 2.06
(b) hereof), a Borrowing Base Certificate in the form attached hereto as Exhibit
                                                                         -------
H, and (v) any other information as the Lender shall reasonably request.
-

          (b)   The Borrower shall deliver to the Lender, no later than seven
(7) days after the last day of any calendar month in which the list of Relevant States listed on Schedule 5 is not complete, an updated complete copy of
Schedule 5.

          (c) The Borrower shall cause the Servicer to provide to the Lender on a monthly basis(i) an electronic transmission, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Servicer which were funded prior to the first day of the current month, summarizing the Borrower's delinquency and loss experience with respect to Mortgage Loans serviced by the Servicer (including, in the case of the Mortgage Loans, the following categories: current, 30-59, 60-89, 90-119, 120-149 and 150+) and (ii) any other information reasonably requested by the Lender with respect to the Mortgage Loans.

          7.09  Financial Condition Covenants.
                -----------------------------

          (a)   Maintenance of Tangible Net Worth.  The Borrower will maintain
                ---------------------------------
Tangible Net Worth of not less than the greater of (i) $40,000,000 measured on a monthly basis (as at the end of each month) or (ii) 85% of Tangible Net Worth at the end of the most recently completed fiscal year plus 90% of capital contributions made during such fiscal year plus 50% of positive year to date net income.

          7.10  Borrowing Base Deficiency. If at any time there exists a
               --------------------------
Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

          7.11  Prohibition on Fundamental Changes. Neither Loan Party shall
                ----------------------------------
engage in any material business activities or operations unrelated to mortgage banking or consumer finance, enter into any transaction of merger or consolidation in which it is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, whether now owned or hereafter acquired, except that either Loan Party may sell or otherwise dispose of property in the ordinary course of business, provided such sales do not include all or substantially all of the assets of such Loan Party.

          7.12  Limitation on Liens on Collateral. The Borrower will not, nor
                ---------------------------------
will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of its Property, except for (i) Liens (not otherwise permitted hereunder) which are created in connection with the purchase of fixed assets and equipment necessary in the ordinary course of the Borrower's business or to finance residual certificates issued in connection with securitizations of mortgage loans completed by the Borrower which are financed solely based on a pledge of such residual certificates; (ii) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower; (iii) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (iv) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in title thereto which do not materially impair their use in the operation of its business; (v) Liens incurred in connection with gestation repurchase agreements or similar arrangements under which Borrower is required to repurchase mortgage-backed securities or mortgage loans from the Lender; provided, that such gestation repurchase agreements are
                       --------
entered into in the ordinary course of business in contemplation of the subsequent non-recourse sale of such mortgage-backed securities or mortgage loans; (vi) Liens arising under hedging arrangements; (vii) Liens on Property of the Borrower, which Property shall not include any of the Collateral hereunder, created pursuant to the U.S. Bank Financing Documents or the PaineWebber Financing Documents, and (viii) Liens on the Collateral created pursuant to this Loan Agreement. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

          7.13  Limitation on Sale or Other Disposition of Collateral. The
                -----------------------------------------------------
Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that the Borrower may after prior written notice to the Lender allow such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations.

          7.14  Limitation on Transactions with Affiliates. Except for (i) the
                ------------------------------------------
guaranties of Indebtedness created under this Loan Agreement and under the U.S. Bank Financing Documents, (ii) transfers by New Century of mortgage loans to Borrower, and (iii) any transfers of mortgage loans permitted under the U.S. Bank Financing Documents or the PaineWebber Financing Documents, neither Loan Party nor their respective Subsidiaries shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) not otherwise prohibited under this Loan Agreement, (b) in the ordinary course of such Loan Party's business and (c) upon fair and reasonable terms no less favorable to such Loan Party, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.15  Underwriting Guidelines. Without prior consent of the Lender,
                -----------------------
which consent shall not be unreasonably withheld, the Borrower shall not amend or otherwise modify the Underwriting Guidelines.

          7.16  Limitations on Modifications, Waivers and Extensions of Mortgage
                ----------------------------------------------------------------
Loans. The Borrower will not, nor will it permit or allow others to, amend,
-----
modify, terminate or waive any provision of any Mortgage Loan to which the Borrower is a party in any manner which should reasonably be expected to materially and adversely affect the value of such Mortgage Loan as Collateral.

          7.17  Servicing. The Borrower shall not permit any Person other than
                ---------
the Servicer to service Mortgage Loans without the prior written consent of the Lender.

          7.18  Limitation on Distributions. After the occurrence and during the
                ---------------------------
continuation of any Event of Default, neither Loan Party shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of such Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Loan Party.

          7.19  Use of Proceeds. Each Advance shall be used by the Borrower to
                ---------------
originate, acquire, fund, manage and service Mortgage Loans or otherwise in connection with the conduct of its business as currently conducted.

          7.20  Restricted Payments. After the occurrence of an Event of
               --------------------
Default, neither Loan Party shall make any Restricted Payments.

          7.21  Year 2000 Compliance.  (a) The Borrower shall take and shall
                --------------------
cause each of its Affiliates and the Servicer to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that the Year 2000 Issues will not have a material adverse effect on the Borrower's operations or financial condition. At the request of the Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto. The Borrower shall provide the Lender with immediate notice in writing in the event that the Lender has reason to believe that the occurrence of the year 2000 will adversely affect the Borrower's business or any Advances executed in connection herewith.

          (b) By September 30, 1999, the Borrower shall be required to provide written assurance to the Lender that it is year 2000 compliant. If satisfactory assurance can not be made on such date, the Lender shall have no obligation to make any additional Advances under this Agreement. In addition, the failure of the Borrower to provide satisfactory assurance of year 2000 compliance within thirty days thereafter shall constitute an Event of Default under this Agreement.

          7.22  Certificate of a Responsible Officer. At the time that each Loan
                ------------------------------------
Party delivers financial statements to the Lender in accordance with Section
7.01 hereof, such Loan Party shall forward to the Lender a certificate of a Responsible Officer which demonstrates that the Loan Party is in compliance with the covenants set forth in Section 7.09 above.

          SECTION 8 Events of Default.  Each of the following events shall
                    -----------------
constitute an event of default (an "Event of Default") hereunder:
                                    ----------------

a.        Borrower Default in the Payment of any Advance or Guarantor Default in
          ----------------------------------------------------------------------
the Payment of Amounts Required Under Guaranty. The Borrower shall default in
----------------------------------------------
payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment) or the Guarantors shall default in the payment of any amount required to be paid to the Lender under the Guaranty; or

(b)       Default in the Payment of Other Amount. Any Loan Party shall default
          --------------------------------------
in the payment of any other amount payable by it hereunder or under any other Loan Document, and such default shall have continued unremedied for five (5) Business Days; or

(c)       Failure of Representation or Warranty. Any representation, warranty or
          -------------------------------------
certification made or deemed made by the Borrower herein (other than those in Schedule 1 hereto unless Borrower shall have made any such representations or warranties with knowledge that they were materially false or misleading at the time made) or by any Loan Party in any other Loan Document or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(d)       Default of Covenant.
          -------------------

          (i)   The Borrower shall fail to comply with the requirements of
     Section 7.02(a) or (b), Section 7.03, Section 7.04(a)(i) or (iii), Section
     7.09 through Section 7.13, and Section 7.18 through Section 7.21 or Section 11.15(b)(ii) hereof or the Guarantors shall fail to comply with the requirements of Section 3(b) of the Guaranty and any such default shall continue unremedied for a period of one (1) Business Day,

          (ii) Any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; or

(a)       Cross Default. Any Loan Party or its respective Subsidiaries shall:
          -------------

          (i) default in any payment of principal of or interest on any Indebtedness (other than the Advances) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is $5,000,000 or more; or

          (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Advances) or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or

          (iii) permit any other event to occur or condition exist that results in a default on any Indebtedness; or

          (iv) default in any other agreement between either Loan Party or any of its respective Affiliates, on the one hand, and the Lender or any of its Affiliates on the other hand, which has not been waived by the Lender, the effect of which default or other event or condition is to cause, or give the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) the immediate right to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(a)       Unsatisfied Judgment. One or more judgments or decrees shall be
          --------------------
entered against either Loan Party or any of its respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

(b)       Inability to Pay Debts. Either Loan Party shall admit in writing its
          ----------------------
inability to pay its debts as such debts become due; or

(c)       Voluntary Bankruptcy Event. Either Loan Party or any of its respective
          --------------------------
Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

(d)       Involuntary Bankruptcy Event. A proceeding or case shall be commenced,
          ----------------------------
without the application or consent of either Loan Party or any of its respective Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Loan Party or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Loan Party or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Loan Party or the Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(e)       Termination of Loan Documents. The Custodial Agreement, or any other
          -----------------------------
Loan Document, shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any party thereto; or

(f)       ERISA Default. (i) any Person shall engage in any "prohibited
          -------------
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(g)       Material Adverse Effect. Any other event shall occur which, in the
          -----------------------
sole good faith discretion of the Lender, may have a Material Adverse Effect; or

(h)       Change of Control.  Any Change of Control shall have occurred; or
          -----------------

(i)       Pre-Existing Condition. The discovery by the Lender during its
          ----------------------
continuing due diligence of the Borrower of a condition or event which existed at or prior to the execution hereof and which the Lender, in its sole reasonable discretion, determines materially and adversely affects: (i) the condition

(financial or otherwise) of the Borrower, its Subsidiaries or Affiliates; or
(ii) the ability of either the Borrower or the Lender to fulfill its respective obligations under this Agreement; or

(j)       Other Liens. The Borrower shall grant, or suffer to exist, any Lien on
          -----------
any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

(a)       Failure to Answer. The Lender shall reasonably request, specifying the
          -----------------
reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Borrower and such information and/or responses shall not have been provided within three Business Days of such request.

          SECTION 9  Remedies Upon Default.
                     ---------------------

          (a) Upon the occurrence of one or more Events of Default other than those referred to in Sections 8(h) or (i), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(h) or (i), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Upon the occurrence of one or more Events of Default, and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Borrower shall be responsible for paying any fees of any Servicer resulting from the termination of a Servicer due to an Event of Default. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

          SECTION 10  No Duty of Lender. The powers conferred on the Lender
                      -----------------
hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

          SECTION 11  Miscellaneous.
                      -------------

          11.01  Waiver.  No failure on the part of the Lender to exercise and
                 ------
no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices. Except as otherwise expressly permitted by this Loan
                 -------
Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Indemnification and Expenses.
                 ----------------------------

          (a) The Borrower agrees to hold the Lender and each of its officers, directors, agents and employees (each, an "Indemnified Party")
                                                     -----------------
harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, except, in each case, to the extent arising from such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any such Mortgage Loan, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel (including all reasonable fees and disbursements incurred in any action or proceeding between the Borrower and an Indemnified Party or between an Indemnified Party and any third party relating hereto). The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

          (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby, including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Lender in connection with the execution of this Loan Agreement (which are not expected to exceed $50,000), (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement including, but not limited to those costs and expenses incurred by the Lender pursuant to Sections 11.03(a),
11.14 and 11.16 hereof and (iii) initial and ongoing fees and expenses incurred by the Custodian in connection with the performance of its duties under the Custodial Agreement.

          11.04  Amendments.  Except as otherwise expressly provided in this
                 ----------
Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

          11.05  Successors and Assigns.  This Loan Agreement shall be binding
                 ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Survival.  The obligations of the Borrower under Sections 2.10
                 --------
and 11.03 hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

          11.07  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

          11.08  Counterparts.  This Loan Agreement may be executed in any
                 ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

          11.09  GOVERNING LAW; ETC.  THIS LOAN AGREEMENT SHALL BE GOVERNED BY
                 ------------------
THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

          11.10  SUBMISSION TO JURISDICTION; WAIVER.  EACH LOAN PARTY HEREBY
                 -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          11.11  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE LENDER
                 --------------------
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.12  Acknowledgments.  The Borrower hereby acknowledges that:
                 ---------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

          (c)    no joint venture exists between the Lender and the Borrower.

          11.13  Hypothecation and Pledge of Collateral.  The Lender shall have
                 --------------------------------------
free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

          11.14  Assignments; Participations.
                 ---------------------------

          (a) The Borrower may assign any of its rights or obligations hereunder or under the Note with the prior written consent of the Lender. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights or obligations under this Loan Agreement and the other Loan Documents.

          (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating
                                                ------------
interests in any Advance, the Note, its commitment to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement or the Note; provided, that such Participant shall only be entitled to such right of
      --------
set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections 2.08 and 11.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all
                                        --------
Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

          (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. The Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the Borrower to the Lender hereunder, as and when delivered to the Lender.

          11.15  Servicing.
                 ---------

          (a) The Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted customary and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Borrower provides for Mortgage Loans which it owns ("Accepted Servicing
                                                         ------------------
Practices"). In the event that the preceding language is interpreted as
---------
constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earlier of (i) an Event of Default, or (ii) the Termination Date.

          (b)(i)(A) The Borrower agrees that the Lender has a first priority, perfected security interest in all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loans (the "Servicing Records"), and (B) the Borrower grants the Lender a security
      -----------------
interest in all of the Borrower's rights relating to the

Mortgage Loans (including the servicing rights related thereto) and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of the Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

                 (ii) The Borrower and the Lender hereby agree that notwithstanding the provisions of Subsection 11.15(b)(i) above, on the date of this Loan Agreement, the Lender does not have a lien on the Servicing Records attributable to the Mortgage Loans and that such Servicing Records may be subject to a lien under the U.S. Bank Financing Facility Documents. The Borrower shall, not later than 90 days following the date of this Loan Agreement, take all necessary action to ensure that the Lender has a first priority, perfected security interest in all such Servicing Records relating to the Mortgage Loans not subject to any other lien, either created under the U.S. Bank Financing Facility Documents or otherwise. The failure of the Borrower to grant the Lender a first priority, perfected security interest in such Servicing Records within such 90-day period shall constitute an Event of Default under this Loan Agreement.

          (c) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of such Mortgage Loan or consent to the alteration or modification of the terms of such Mortgage Loan except with the prior written consent of the Lender, and the Borrower will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement; provided, that the Borrower may enter into forbearance agreements or plans with Mortgagors consistent with its collection activities as servicer of the Mortgage Loans and in conformity with Accepted Servicing Practices.

          (d) The Borrower shall permit the Lender to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

          (e) The Borrower agrees that upon the occurrence of an Event of Default, the Lender may terminate the Servicer in its capacity as servicer and terminate any Servicing Agreement and transfer such servicing to the Lender or its designee. The costs or expenses incurred in the transfer of servicing shall be borne by the Borrower. The Lender shall be responsible for the execution of a Servicing Agreement with such successor servicer. In addition, the Borrower shall provide to the Lender an Instruction Letter from the Borrower to the effect that upon the occurrence of an Event of Default, the Lender may terminate any subservicer or Servicing Agreement and direct that collections with respect to the Mortgage Loans be remitted in accordance with the Lender's instructions. The Borrower and the Servicer agree to cooperate with the Lender in connection with the transfer of servicing.

          11.16  Periodic Due Diligence Review.  The Borrower acknowledges that
                 -----------------------------
the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrower (which prior notice shall not be required after the occurrence and during the continuation of a Default), the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Advances to the Borrower based solely upon the information provided in the monthly reports by the Borrower to the Lender and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. In addition, the Lender has the right to perform continuing Due Diligence Reviews of the Borrower, the Guarantors, and their respective Affiliates, directors, officers, employees and significant shareholders. The Borrower and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.16, shall be paid for as agreed by such parties.

          11.17  Set-Off.  In addition to any rights and remedies of the Lender
                 -------
provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the
            --------
validity of such set-off and application.

          11.18  Intent.  The parties recognize that each Advance is a
                 ------
"securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

          11.19  Confidential Information.
                 ------------------------

          (a) The Lender hereby acknowledges and agrees that all written or computer readable information provided by any Loan Party to the Lender regarding any Loan Party or the Collateral (the "Loan Party's Confidential Information"),
                                       -------------------------------------
shall be kept confidential and each of their respective contents will not be divulged to any party without each Loan Party's consent except to the extent that (i) the Lender deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Loan Party's Confidential Information is in the public domain other than due to a breach of this covenant, (iii) the Lender deems appropriate in connection with exercising any or all of the Lender's rights or remedies or complying with any obligations under any of the Loan Documents.

          (b) Each Loan Party hereby acknowledges and agrees that all written or computer readable information provided by the Lender to any Loan Party regarding the Lender (the "Lender's Confidential Information"), shall be kept
                           ---------------------------------
confidential and each of their respective contents will not be divulged to any party without the Lender's consent except to the extent that (i) such Loan Party deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Lender's Confidential Information is in the public domain other than due to a breach of this covenant, (iii) such Loan Party deems appropriate in connection with exercising any or all of such Loan Party's rights or remedies or complying with any obligations under any of the Loan Documents.

          (c) The provisions set forth in this Section 11.19 shall survive the termination of this Loan Agreement for a period of two years following such termination.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                              BORROWER
                              --------

                              NC CAPITAL CORPORATION


                              By /s/ John Kontoulis
                                 --------------------------------
                                Name: ___________________________
                                Title: Senior Vice President
                                       --------------------------


                              Address for Notices:
                              -------------------

                              NC Capital Corporation
                              18400 Von Karman
                              Suite 1000
                              Irvine, California 92612


                              Attention:______
                              Telecopier No.: (949) 440-7033
                              Telephone No.: (949) 440-7030


                              LENDER
                              ------

                              GREENWICH CAPITAL FINANCIAL
                              PRODUCTS, INC.


                              By /s/ Dawn Palaccio
                                 --------------------------------
                              Name: __________________________
                              Title: Vice President
                                     ----------------------------


                              Address for Notices:
                              --------------------

                              600 Steamboat Road
                              Greenwich, Connecticut 06830
                              Attention: Anthony Palmisano
                              Telecopier No.: (203) 618-2135
                              Telephone No.: (203) 625-2341

                                                                      Schedule 1

               REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS


                            Eligible Mortgage Loans
                            -----------------------

          As to each Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender on and as of such Funding Date and at all times thereafter while such Mortgage Loan is included in the Borrowing Base (with respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Loan shall be assigned a Collateral Value in accordance with the definition thereof in the Loan Agreement):

          (a)  Mortgage Loans as Described.  The information set forth in the
               ---------------------------
Mortgage Loan Schedule accompanying the related Notice of Borrowing and Pledge is true and correct;

          (b)  Reserved.
               --------
          (c)  No Outstanding Charges.  There are no defaults in complying with
               ----------------------
the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor the Qualified Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (d)  Original Terms Unmodified.  The terms of the Mortgage Note and
               -------------------------
Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Lender and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

          (e)  No Defenses.  The Mortgage Loan is not subject to any right of
               -----------
rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (f)  Hazard Insurance.  Pursuant to the terms of the Mortgage, all
               ----------------
buildings or other improvements upon the Mortgaged Property are insured by an insurer who meets Fannie Mae and/or Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the Underwriting Guidelines. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was required by federal regulation and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All individual insurance policies contain a standard mortgagee clause naming the loan originator or the Borrower and its respective successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Lender upon the consummation of the transactions contemplated by this Loan Agreement. The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by an attorney, firm or other person or entity and no such unlawful items have been received, retained or realized by the Borrower;

          (g)  Compliance with Applicable Laws.  Any and all requirements of any
               -------------------------------
federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, the consummation by Borrower of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain in its possession, available for the Lender's inspection, to the extent required by law, and shall deliver to the Lender upon demand, evidence of compliance with all such requirements;

          (h)  No Satisfaction of Mortgage.  The Mortgage has not been
               ---------------------------
satisfied, canceled, subordinated (other than, if a Second Lien Mortgage Loan, as expressly set forth in paragraph (j) of this Schedule 1) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination (other than, if a Second Lien Mortgage Loan, in connection with the first lien referenced in paragraph (j) of this Schedule 1) or rescission. The Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any acting or inaction by the Mortgagor;

          (i)  Location and Type of Mortgaged Property.  The Mortgaged Property
               ---------------------------------------
is located in the state identified in the Mortgage Loan Schedule and consists of a parcel or parcels of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling which is not real estate under applicable state law. No portion of the Mortgaged Property is used for commercial purposes;

          (j)  Valid First or Second Lien.  The Mortgage is a valid, subsisting,
               --------------------------
enforceable, and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or to otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and the Borrower has full right to sell and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument made by the Borrower creating a lien subordinate to the lien of the Mortgage;

          (k)  Validity of Mortgage Documents.  The Mortgage Note, the Mortgage
               ------------------------------
and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage, and any other such related agreement have been duly and properly executed by such parties. To the best of Borrower's knowledge, no fraud, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

          (l)  Full Disbursement of Proceeds.  The proceeds of the Mortgage
               -----------------------------
Loan have been fully disbursed and there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (m)  Ownership. The Borrower is the sole owner of record and holder of
               ---------
the Mortgage Loan. All Mortgage Loans acquired by the Borrower from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to the Borrower all of its right, title and interest in, to and under such Mortgage Loan and retained no interest in such Mortgage Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Mortgage Loan to the Borrower as a sale of its interests in such Mortgage Loan. The Mortgage Loan is not assigned or pledged (other than as contemplated under the Loan Agreement), and the Borrower has good indefeasible and marketable title thereto, and has full right to transfer and pledge the Mortgage Loan therein to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge and assign each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Loan Agreement;

          (n)  Doing Business.  All parties which have had any interest in the
               --------------
Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) a federal savings and loan association, savings bank or a national bank having its principal office in such state, or (D) not doing business in such state;

          (o)  LTV.  As of the date of origination of the Mortgage Loan, the LTV
               ---
and CLTV are as identified in the applicable Mortgage Loan Schedule;

          (p)  Title Insurance.  The Mortgage Loan is covered by a limited
               ---------------
liability lender's title insurance policy or such other form of policy of insurance acceptable to Fannie Mae or Freddie Mac for loans similar to the Mortgage Loans issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the priority of its lien of the Mortgage in the original principal amount of the Mortgage Loan, and subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) above. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Immediately prior to the sale of the Mortgage Loan to the Lender under the terms of this Loan Agreement, the Borrower, its successors and assigns were the sole insureds of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Borrower, has done, by act or omission, anything which should reasonably be expected to impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other persons or entity, and no such unlawful items have been received, retained or realized by the Company;

          (q)  First Lien Consent.  With respect to each Mortgage Loan which is
               ------------------
a Second Lien Mortgage Loan (i) if the related First Lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such First Lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained as in contained in the Mortgage File;

          (r)  No Defaults; Right to Cure; No Failure to Cure.  If a First Lien
               ----------------------------------------------
Mortgage Loan, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (other than those payment delinquencies permitted by paragraph (a) of this Schedule 1), and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. If a Second Lien Mortgage Loan, (a) to the best of the Borrower's knowledge the First Lien is in full force and effect, (b) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related-mortgage note, and (c) there has occurred no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder acceleration (other than those payment delinquencies permitted by paragraph (a) of this Schedule 1). If a Second Lien Mortgage Loan, either (i) the First Lien mortgage contains a provision which allows or (ii) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default under the First Lien mortgage, and the Borrower has not received notice of any such default which has not been cured. For purposes of the foregoing, a delinquent payment of less than 30 days on a Mortgage Loan or Mortgage Note in and of itself does not constitute a default, breach, violation or event of acceleration with respect to such Mortgage Loan or Mortgage Note;

          (s)  No Mechanics' Liens  There are no mechanics' or similar liens or
               -------------------
claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (t)  Location of Improvements; No Encroachments.  All improvements
               ------------------------------------------
which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation;

          (u)  Origination: Payment Terms.  The Mortgage Loan was originated
               --------------------------
(for purposes of the Seconary Mortgage Market Enhancement Act of 1984) by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. To the best of the Borrower's knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein. The Mortgage Note has the terms identified in the applicable Mortgage Loan Schedule;

          (v)  Customary Provisions.  The Mortgage Note has a stated maturity.
               --------------------
The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (w)  Conformance with Underwriting Guidelines and Agency Standards.
               -------------------------------------------------------------
The Mortgage Loan was underwritten in accordance with, and the Mortgage Loan and Mortgaged Property conform to, the Borrower's applicable Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and the Borrower has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

          (x)  Occupancy of the Mortgaged Property.  The Mortgaged Property is
               -----------------------------------
lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except to the extent the Mortgaged Property is non-owner occupied as permitted by the Underwriting Guidelines, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

          (y)  No Additional Collateral.  The Mortgage Note is not and has not
               ------------------------
been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

          (z)  Deeds of Trust.  In the event the Mortgage constitutes a deed of
               --------------
trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (aa) Acceptable Investment.  No specific circumstances or conditions
               ---------------------
exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans;

          (bb) Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage,
               ------------------------------
the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Borrower under the Custodial Agreement have been delivered to the Custodian at or prior to the time specified for delivery in the Custodial Agreement.

          (cc) Assignment of Mortgage.  The Assignment of Mortgage is in
               ----------------------
form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (dd) Due on Sale.  The Mortgage contains an enforceable provision for
               -----------
the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

          (ee) No Buydown Provisions: No Graduated Payments or Contingent
               ----------------------------------------------------------
Interests.  The Mortgage Loan does not contain provisions pursuant to which
---------
Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (ff) Consolidation of Future Advances.  Any future advances made after
               --------------------------------
origination of the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence satisfying paragraph (p) above. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (gg) Mortgaged Property Undamaged: Condemnation.  The Mortgaged
               ------------------------------------------
Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings in the future;

          (hh) Collection Practices; Escrow Deposits.  The origination and
               -------------------------------------
collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and consistent with industry standards for mortgage loans of the same type as the Mortgage Loan. With respect to escrow deposits and Escrow Payments, if any, in the case of Second Lien Mortgage Loans to the extent such Escrow Payments are not collected by the mortgagee or its designee under the First Lien, all such payments are in the possession of, or under control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments, if any, have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, to the extent such Escrow Payments are not collected by the mortgagee or its designee under the First Lien, any escrow that has been established is in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

          (ii) Appraisal.  The Mortgage File contains an appraisal of the
               ---------
related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, as in effect on the date the Mortgage Loan was originated;

          (jj) Soldiers' and Sailors' Relief Act.  The Mortgagor has not
               ---------------------------------
notified the Borrower, and the Borrower has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (kk) Environmental Matters.  To the Borrower's actual knowledge, the
               ---------------------
Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

          (ll) Construction or Rehabilitation of Mortgaged Property.  No
               ----------------------------------------------------
Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

          (mm) Ground Leases. With respect to each ground lease to which the
               -------------
Mortgaged Property is subject (a "Ground Lease"): (i) the Mortgagor is the owner
                                  ------------
of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

          (nn) No Defense to Insurance Coverage.  No action has been taken or
               --------------------------------
failed to be taken, no event has occurred and no state of facts exists or has existed (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable pool policy, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such insurance or coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer or under any such insurance policy, or for any other mason under such coverage, but not including the failure of the insurer to pay by reason of the insurer's breach of the insurance policy or the insurer's financial inability to pay. In connection with the placement of any insurance or coverage, no commission, fee or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director or employee had a financial interest at the time of placement of such insurance;

          (oo) Value of Mortgage Property.  The Borrower has no knowledge of any
               --------------------------
circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans originated by the Borrower generally;

          (pp) Section 32 Mortgages; Overages.  The Borrower has provided the
               ------------------------------
related Mortgagor with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z. The Borrower has not made or caused to be made any payment in the nature of an "overage" or "yield spread premium" to a mortgage broker or like Person which has not been fully disclosed to the Mortgagor;

          (a)  Capitalization of Interest.   The Mortgage Note does not by its
               --------------------------
terms provide for the capitalization or forbearance of interest.

          (a)  No Equity Participation.   No document relating to the Mortgage
               -----------------------
Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

          (a)  Withdrawn Mortgage Loans.   If the Mortgage Loan has been
               ------------------------
released to the Borrower pursuant to a Request for Release as permitted under
Section 5 of the Custodial Agreement, then the promissory note relating to the Mortgage Loan was returned to the Custodian within 10 days (or if such tenth day was not a Business Day, the next succeeding Business Day).

          (b)  No Exception.   Other than as noted by the Custodian on the
               ------------
Exception Report; no Material Exception exists (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Lender's security interest, granted by the Borrower, in the Mortgage Loan as determined by the Lender in its sole discretion.

          (c)  Qualified Originator.   The Mortgage Loan has been originated by,
               --------------------
and, if applicable, purchased by the Borrower from, a Qualified Originator.

          (d)  Mortgage Submitted for Recordation.   The Mortgage has been
               ----------------------------------
submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                                                                      Schedule 2

                       FILING JURISDICTIONS AND OFFICES

                              State of California

                                                                      Schedule 3

                                 SUBSIDIARIES

                    [TO BE PROVIDED BY COUNSEL TO BORROWER]

                                                                      Schedule 4

                                  LITIGATION

                    [TO BE PROVIDED BY COUNSEL TO BORROWER]

                                                                      Schedule 5

                                RELEVANT STATES

                Alabama, Alaska and New York

                                               EXHIBIT A Form of Promissory Note
                                               ---------------------------------

                           [FORM OF PROMISSORY NOTE]
$300,000,000                                                       June 23, 1999
                                                              New York, New York

          FOR VALUE RECEIVED, NC CAPITAL CORPORATION, a California corporation (the "Borrower"), hereby promises to pay to the order of GREENWICH CAPITAL
      --------
FINANCIAL PRODUCTS, INC. a Delaware corporation (the "Lender"), at the principal
                                                      ------
office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement as defined below), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

          The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation
         --------
or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

          This Note is the Note referred to in the Master Loan and Security Agreement dated as of June 23, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the
                                               --------------
Borrower and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

          The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

          Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

          The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written
           --------  -------
agreement between them, may affect the liability of the Borrower.

          Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

          Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

          This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

                                    NC CAPITAL CORPORATION
                                    By: _______________________________
                                        Name:
                                        Title:

                             SCHEDULE OF ADVANCES

          This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

                Principal Amount      Interest       Amount Paid      Unpaid Principal      Notation
  Date Made        of Advance           Rate          or Prepaid           Amount           Made by
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------

                         [FORM OF CUSTODIAL AGREEMENT]


                            [distributed separately]

                                  EXHIBIT C
                                  ----------

                   [FORM OF OPINION OF COUNSEL TO BORROWER]


                                    (date)


Greenwich Capital Financial Products, Inc.
600 Steamboat Road Greenwich,
Connecticut  06830


Dear Sirs and Mesdames:

          You have requested [our] [my] opinion, as counsel to NC Capital Corporation, a California corporation (the "Borrower"), New Century Mortgage
                                            --------
Corporation, a California corporation and to New Century Financial Corporation, a California corporation (collectively, the "Guarantors"), with respect to
                                             ----------
certain matters in connection with that certain Master Loan and Security Agreement, dated as of June 23, 1999 (the "Loan and Security Agreement"), by and
                                           ---------------------------
between the Borrower and Greenwich Capital Financial Products, Inc. (the "Lender"), being executed contemporaneously with a Promissory Note dated June
 ------
23, 1999 from the Borrower to the Lender (the "Note"), a Custodial Agreement,
                                               ----
dated as of June 23, 1999 (the "Custodial Agreement"), by and among the
                                -------------------
Borrower, [Custodian] (the "Custodian"), and the Lender, and an Affiliate
                            ---------
Guaranty (the "Guaranty"), made in favor of the Lender by the Guarantors.
               --------
Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

          [We] [I] have examined the following documents:

          1.   the Loan and Security Agreement;

          2.   the Note;

          3.   the Custodial Agreement;

          4.   the Affiliate Guaranty;

          5.   unfiled copies of the financing statements listed on Schedule 1
                                                                    ----------
               (collectively, the "Financing Statements") naming the Borrower as
                                   --------------------
               Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the
                                                               ----------
               "Filing Collateral"), which I understand will be filed in the
                -----------------
               filing offices listed on Schedule 1 (the "Filing Offices");
                                        ----------       --------------

          6.   the reports listed on Schedule 2 as to UCC financing statements
                                     ----------
               (collectively, the "UCC Search Report"); and
                                   -----------------

          7. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

          To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Based upon the foregoing, it is [our] [my] opinion that:

          1. The Borrower is a California corporation duly organized, validly existing and in good standing under the laws of California and is qualified to transact business in, and is in good standing under, the laws of the state of California and each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of each Mortgage Loan pursuant to the Loan and Security Agreement.

          2. The New Century Mortgage Corporation is a corporation duly organized, validly existing and in good standing under the laws of California and are qualified to transact business in, and are in good standing under, the laws of the state of California.

          3. New Century Financial Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and are qualified to transact business in, and are in good standing under, the laws of the state of Delaware.

          4. Each of the Borrower and the Guarantors has the corporate power to engage in the transactions contemplated by the Loan Documents to which it is a party and all requisite corporate power, authority and legal right to execute and deliver the Loan Documents to which it is a party and observe the terms and conditions of such instruments. Each of the Borrower and the Guarantors has all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

          5. The execution, delivery and performance by each of the Borrower and the Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of each of the Borrower and the Guarantors. Each of the Loan Documents to which each of the Borrower and the Guarantors is a party has been executed and delivered by each of the Borrower and Guarantor, and are legal, valid and binding agreements enforceable in accordance with their terms against each of the Borrower and Guarantor, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Mortgage Loans.

          6. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrower or the Guarantors for the execution, delivery or performance by each of the Borrower and the Guarantors of the Loan Documents to which it is a party.

          7. The execution, delivery and performance by each of the Borrower and the Guarantors of, and the consummation of the transactions contemplated by, the Loan Documents to which it is a party do not and will not (a) violate any provision of the Borrower's or the Guarantors' charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower or the Guarantors of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower or the Guarantors is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower or the Guarantors pursuant to the terms of any such agreement or instrument.

          8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Borrower or the Guarantors which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Borrower or in any material impairment of the right or ability of the Borrower or the Guarantors to carry on its business substantially as now conducted or in any material liability on the part of the Borrower or the Guarantors or which would draw into question the validity of the Loan Documents to which it is a party or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Borrower or the Guarantors to perform under the terms of the Loan Documents to which it is a party.

          9. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

          10. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Borrower, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Borrower therein, in the Mortgage Loan evidenced thereby and in the Borrower's interest in the related Mortgaged Property.

          11. (a) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 1
                                                                 ----------
attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

               (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing
                            ----------
Collateral as of the dates and times specified on Schedule 2.  Except for the
                                                  ----------
matters listed on Schedule 2, the UCC Search Report identifies no Person who has
                  ----------
filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

          12. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

          13. The Borrower is duly registered as a [____________] in each state in which Mortgage Loans were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any Mortgage Loan unenforceable or would materially and adversely affect the ability of the Borrower to perform any of its obligations under, or the enforceability of, the Loan Documents.

          14. Assuming that all other elements necessary to render a Mortgage Loan legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Mortgage Loan (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Mortgage Loan (including in connection with the sale of the related Mortgaged Property) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Mortgage Loan, nothing in the forms of such Mortgage Loans, as attached hereto as Exhibit A, would render such Mortgage Loans other than legal, valid, binding and enforceable.

          15. Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of Mortgage Loans attached hereto as Exhibit A are in sufficient compliance with ________ law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Mortgagor thereunder.


                               Very truly yours,

                                                                       EXHIBIT D
                                                                       ---------

                    FORM OF NOTICE OF BORROWING AND PLEDGE
                    --------------------------------------


                                 [insert date]


Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention:  _______________________

     Notice of Borrowing and Pledge No.: _____________________

Ladies/Gentlemen:

          Reference is made to the Master Loan and Security Agreement, dated as of June 23, 1999 (the "Loan Agreement"; capitalized terms used but not otherwise
                       --------------
defined herein shall have the meaning given them in the Loan Agreement), between NC Capital Mortgage Corporation (the "Borrower") and Greenwich Capital Financial
                                      --------
Products, Inc. (the "Lender").
                     ------

          In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us in an aggregate principal amount of $_________________ [insert requested Advance amount] (such amount representing [insert number of Mortgage Loans] loans on ____________________ [insert requested Funding Date, which must be at least two
(2) Business Days following the date of the request], in connection with which we shall pledge to you as Collateral the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto.

     The Borrower hereby certifies, as of such Funding Date, that:

          (a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

          (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Mortgage Loans, solely with respect to Mortgage Loans being included the Borrowing Base on the Funding Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

          (d)  the Borrower has satisfied all conditions precedent in Section
     5.02 of the Loan Agreement and all other requirements of the Loan
     Agreement.

          The undersigned duly authorized officer of Borrower further represents and warrants that (1) the documents constituting the Custodial File (as defined in the Custodial Agreement) with respect to the Mortgage Loans that are the subject of the Advance requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic transmission delivered to both the Lender and the Custodian in connection herewith (the "Receipted Mortgage Loans") have been or are hereby submitted to Custodian and such Required Documents are to be held by the Custodian subject to Lender's first priority security interest thereon, (2) all other documents related to such Receipted Mortgage Loans (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Borrower in trust for Lender, (3) all documents related to such Receipted Mortgage Loans withdrawn from Custodian shall be held in trust by Borrower for Lender, and Borrower will not attempt to pledge, hypothecate or otherwise transfer such Receipted Mortgage Loans to any other party until the Advance to which such Receipted Mortgage Loans are related has been paid in full by Borrower and (4) Borrower has granted a first priority perfected security interest in and lien on the Receipted Mortgage Loans.

          Borrower hereby represents and warrants that (x) the Receipted Mortgage Loans have an unpaid principal balance as of the date hereof of $__________ and (y) the number of Receipted Mortgage Loans is ______.

                                        Very truly yours,

                                        NC Capital Corporation

                                        By:______________________________
                                           Name:
                                           Title:

                                                                      Schedule I
                                               to Notice of Borrowing and Pledge
                                               ---------------------------------


                    [MORTGAGE LOANS PROPOSED TO BE PLEDGED
                    --------------------------------------
                          TO LENDER ON FUNDING DATE]
                          --------------------------


                        [attach Mortgage Loan Schedule]

                                  EXHIBIT E

                            UNDERWRITING GUIDELINES

                                                                       EXHIBIT F
                                                                       ---------

                                   RESERVED

                                   EXHIBIT G
                                   ---------

                    FORM OF DATA EDIT SHEET (Funding Date)

                              [TO BE PROVIDED BY]

                                                                       EXHIBIT H
                                                                       ---------


                      FORM OF BORROWING BASE CERTIFICATE

                                   EXHIBIT I
                        FORM OF REMITTANCE CERTIFICATE


                                                                    ______, 19__



Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Attention: _________

Ladies and Gentlemen:

     The undersigned, NC Capital Corporation, refers to the Master Loan and Security Agreement, dated as of June 23, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement,") between NC Capital
                                           --------------
Corporation and Greenwich Capital Financial Products, Inc. Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Loan Agreement.

     The undersigned hereby delivers this Remittance Certificate to you pursuant to Section 7.08 of the Loan Agreement and hereby certifies to you as follows as of _______, 1999./1/

     I.  Summary of Collection Account Cash Flow

          (a)  Total Collections remitted for the calendar month:  $_______.

          (b)  Borrowing Base Deficiency due to you on Remittance Date:
               $_______.

          (c) Interest due to you on the Remittance Date (for the period from and including the previous Remittance Date to and including the day preceding the current Remittance Date): $_______.

          (d)  Total cash due to you on the Remittance Date:  $_______.

          (e) Cash flow in connection with any other act which during the month:

               (i)   Principal received:  $_______.

               (ii)  Accrued interest received:  $________.

               (iii) Amounts swept from the Lender's Collection Account to the securitization or whole loan buyer:  $________.

          (g)  Balance to the undersigned $________.

LIBOR reset for the following month as of ________, 1997 ______%.

II.  Breakout of Daily Remittances to the Collection Account

               Collection Dates    Wire Date      Cash Amount    Total Amount

_________________
/1/ Date should be the last day of the immediately preceding calendar month.

          Totals            [attach Bank Statement]

III.  Portfolio Principal Paydown by Contract


          Beginning         Ending
Loan      Principal         Principal   Principal    Interest
Number    Balance           Balance     Paydown      Applied


          Totals  [refer to tape]



NC CAPITAL CORPORATION


By:____________________________________
Title:

                                      F-3